                                      INSURANCE POLICY

                                      Exhibit (1)5

HERE IS YOUR
ALLMERICA SELECT
INSURANCE POLICY

FROM FIRST ALLMERICA
FINANCIAL LIFE INSURANCE
COMPANY

PLEASE READ IT CAREFULLY

THIS FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE CERTIFICATE IS A LEGAL CONTRACT between you (the owner) and First Allmerica Financial Life Insurance Company. If you pay the required premiums, we will pay your beneficiary the net death benefit when the person you are insuring dies.

YOU MAY CHANGE THE AMOUNT of insurance as well as the payments you make. Except as otherwise provided in the paid-up insurance option, you may direct your net payments into an account that has a guaranteed minimum interest rate, and into as many as seven sub-accounts (if available) of an account that has a rate of return that will vary. These two accounts are called the Fixed and Variable Accounts.

THE VALUE OF THE VARIABLE ACCOUNT MAY INCREASE OR DECREASE ACCORDING TO ITS INVESTMENT RESULTS. FOR MORE DETAILS, PLEASE SEE THE VARIABLE ACCOUNT CERTIFICATE VALUE PROVISION ON PAGE 13.

THE VALUE IN THE FIXED ACCOUNT will accumulate interest at a rate set by us which will not be less than 4% a year; 6% on certificate value subject to a policy loan except as otherwise provided in the Preferred Loan Option on page 16.

THE AMOUNT OF THE DEATH BENEFIT, AND THE LENGTH OF TIME THIS CERTIFICATE WILL REMAIN IN FORCE MAY BE VARIABLE OR FIXED AS DESCRIBED IN THE DEATH BENEFIT PROVISIONS BEGINNING ON PAGE 18 AND THE CERTIFICATE VALUE PROVISIONS BEGINNING ON PAGE 11.

WHERE TO FIND DETAILS ABOUT THIS POLICY:

PAGE 2 TABLE OF CONTENTS

PAGE 2 ALPHABETICAL INDEX

=======================================
YOUR RIGHT TO EXAMINE
THIS CERTIFICATE

YOU HAVE THE RIGHT TO VOID THIS CERTIFICATE by returning it to our Home Office at 440 Lincoln Street, Worcester, MA 01653, or to one of our authorized representatives on the latest of:

-     ten days after receiving it, OR
-     45 days after you sign the application, OR
-     ten days after we mail you the Notice of Withdrawal Right.

IF YOU RETURN THE CERTIFICATE, it will be void from the date of its issue, and you will receive a refund equal to the total of payments made.

                              /s/ John F. O'Brien
                                   President

                              /s/ Richard J. Baker
                                   Secretary

First Allmerica Financial Life
Insurance Company
Home Office:               440 Lincoln Street
                           Worcester, MA
                           01653

TABLE OF CONTENTS

Cover Page ................................................................    1
Specifications Page .......................................................    3
Riders/Endorsements .......................................................    3
Monthly Insurance Protection Charges ......................................    4
Important Definitions .....................................................    7
General Terms .............................................................    8
Information About You and
the Beneficiary ...........................................................    9
What You Should Know About
the Premiums ..............................................................   10
Information About the Value
of Your Certificate .......................................................   11
What You Should Know About
the Variable Account ......................................................   13
What You Should Know About
the Fixed Account .........................................................   14
What You Should Know About
Transfers .................................................................   15
Dollar Cost Averaging Option ..............................................   16
Automatic Rebalancing Option ..............................................   16
Conversions ...............................................................   17
If You Want to Borrow from Your
Certificate ...............................................................   17
Details on Surrenders and
Partial Withdrawals .......................................................   18
What You Should Know About
the Death Benefit .........................................................   19
Paid-Up Insurance Option ..................................................   21
Payment of Benefits .......................................................   22
Benefit Options ...........................................................   24

ALPHABETICAL INDEX

Addition, Deletion or Substitution
of Investments ............................................................   14
Allocation of Payments ....................................................   11
Assignment ................................................................    9
Automatic Rebalancing Option ..............................................   16
Basis of Value of Fixed Account ...........................................   15
Beneficiary ...............................................................    9
Benefit Options ...........................................................   24
Certificate Value .........................................................   11
Conversions ...............................................................   17
Death Benefit .............................................................   19
Decrease in Face Amount ...................................................   21
Dollar Cost Averaging Option ..............................................   16
Entire Contract ...........................................................    8
Fixed Account .............................................................   14
Fixed Account Certificate Value ...........................................   15
Foreclosure ...............................................................   17
Grace Period ..............................................................   10
Increase in Face Amount ...................................................   20
Lapse .....................................................................   10
Loans on Certificate ......................................................   17
Misstatement of Age or Sex ................................................    8
Monthly Insurance Protection Charge .......................................    5
Net Investment Factor .....................................................   13
Owner .....................................................................    9
Paid-Up Insurance Option ..................................................   21
Partial Withdrawals .......................................................   18
Payment Options ...........................................................   22
Postponement of Payment ...................................................   19
Preferred Loan Option .....................................................   18
Premiums ..................................................................   10
Protection of Benefits ....................................................    8
Reinstatement .............................................................   11
Right to Contest Certificate ..............................................    8
Right to Examine ..........................................................    1
Suicide Exclusion .........................................................    8
Surrender .................................................................   18
Transfers .................................................................   15
Valuation Dates and Periods ...............................................   14
Variable Account ..........................................................   13
Variable Account Certificate Value ........................................   13

                                 SPECIFICATIONS

WHO IS INSURED AND FOR HOW
MUCH?


                      GROUP POLICYHOLDER:

                CERTIFICATE OWNER'S NAME:          David D New York

                          INSURED'S NAME:          David D New York

                  INSURED'S AGE AT ISSUE:          29

                      UNDERWRITING CLASS:          Male Non-Smoker

                      CERTIFICATE NUMBER:          YS77301600

                     INITIAL FACE AMOUNT:          $300,000

                           DATE OF ISSUE:          July 2, 1998

                 MONTHLY PROCESSING DATE:          On the 2nd day of each month

                 YOUR FINAL PAYMENT DATE:          July 2, 2064

THE DEATH BENEFIT OPTION YOU HAVE CHOSEN:          Level Death Benefit Option - The death benefit will be
                                                   the face amount of your certificate. As the certificate's
                                                   cash value increases, the insurance protection
                                                   amount decreases, keeping the death benefit level.
                                                   (See the Required Minimum Amount of Death Benefit
                                                   provision on page 19.)

          YOUR INITIAL PERIODIC PREMIUM:           $3,000.00 QUARTERLY. This is the amount you have
                                                   elected to pay. Payment of this amount does not
                                                   guarantee the certificate will continue until the date the insured dies.

ADDITIONAL INSURANCE BENEFITS

1088-95     Other Insured Term Insurance
                                   Rider           See Appropriate Rider Page

1086-94          Waiver of Payment Rider           $375.00 Monthly

1087-94          Guaranteed Insurability
                                   Rider           1st Option Date: Apr 02, 2000

1090-95            Exchange Option Rider

1099-97   Guaranteed Death Benefit Rider

YOUR MAXIMUM PAYMENT

Federal tax laws limit the amount you may          GUIDELINE SINGLE PREMIUM:      $36,403.74
pay into your certificate. These limits
are based upon the amount of your insurance        GUIDELINE LEVEL PREMIUM:       $3,237.44
coverage and your age at the date the
certificate is issued. They are called
GUIDELINE PREMIUMS. Your payments may not
exceed the greater of the guideline single
premium or the total of the guideline
level premiums.

THE CHARGES YOU WILL PAY

You will pay the following charges:

PAYMENT EXPENSE CHARGE: 2.75% of each payment to cover federal, state and local taxes, and certain administrative costs;
see page 11.

MONTHLY INSURANCE PROTECTION CHARGE: See pages 5, 11 and 12.

SURRENDER CHARGE FOR INITIAL FACE AMOUNT: If you surrender this certificate within the first 24 months, you will be charged up to $3,204.00. That amount will reduce by $33.38 per month for the next 96 months.

If you surrender the certificate during the first 24 months, the actual surrender charge will be the smaller of:

      o     $3,204.00 OR

      o     $2,550.00 plus 28.5% of the first $2,255.31 of payments to us.

PARTIAL WITHDRAWAL TRANSACTION CHARGES: If you withdraw part of your funds, you will pay a transaction charge of $25 or 2% of the amount withdrawn, whichever is less. You may also pay a charge of 5% on any "excess" withdrawal. This charge will not be higher than the surrender charge; see page 17.

GUARANTEED DEATH BENEFIT RIDER TRANSACTION CHARGE AND REQUIRED PAYMENT AMOUNT:
There is a $25 transaction charge when this rider is added. The annual required payment to maintain this rider is $2,913.70.

TRANSFER CHARGE: You may make twelve transfers in any certificate year free of charge. After twelve transfers, you may be charged up to $25 to transfer funds from one account to another; see page 16.

CHANGE IN FACE AMOUNT: In the event the insured is 10 years or older, you must pay a $40 transaction charge if you increase the face amount of the certificate.

VARIABLE ACCOUNT MORTALITY AND EXPENSE RISK CHARGE: You will be assessed a charge of .65% on an annual basis of the daily net asset value of the Variable Account for the mortality and expense risks assumed by us. This charge may not exceed .80% on an annual basis.

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE: For the first ten years you will be assessed a charge of .15% on an annual basis on the daily net asset value of your Variable Account.

MINIMUM MONTHLY PAYMENT: A monthly factor of $133.24, used to determine if your certificate will lapse within 48 months of the date of issue of your certificate or an increase in the face amount; see page 10.

Any interest credited to the Fixed Account which exceeds 4% is not guaranteed to continue. We have the right to change both the interest rate credited to the Fixed Account and the insurance protection charges, subject to the guarantees in the certificate. The surrender value may become insufficient to continue the certificate in force to the final premium payment date due to the following factors: policy loans, partial withdrawals, increases in the face amount, changes in the death benefit option, additional riders, increased current insurance protection charges, decreased interest rates credited to the Fixed Account, adverse investment experience of the Variable Account and changes in the amount, timing and frequency of premium payments. Such changes may require more premiums to be paid than were illustrated, otherwise the policy values will be less than illustrated.

If any beneficiary named in the application is not living on the 10th day following the date of the insured's death (exclusive of the date of his death), payment will be made in the same manner as if said beneficiary had predeceased the insured. This endorsement will become void and of no force or effect upon any change of beneficiary which names as beneficiary one or more persons not so designated in the application or upon the election of the owner of a settlement option.

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

===============        OTHER INSURED TERM INSURANCE RIDER        ==============

This rider is a part of the certificate to which it is attached if it is shown in the specifications pages of the certificate. The insured under the certificate is the insured under this rider. "Other insured" is each person other than the insured who is insured under this rider.

============================         BENEFIT        ===========================

BENEFIT - We will provide the term insurance on the life of each "other insured" for whom an "other insured" specifications page is issued. We will pay the term insurance benefit upon receipt of due proof that an "other insured" died prior to his or her term insurance expiry date while this rider is in force. Unless otherwise requested, the term insurance benefit will be paid to the beneficiary entitled to the proceeds under the certificate and will be paid in the same manner.

An Other Insured specifications page shows for each "other insured":

-     the name and age;
-     the administrative charge, if any;
-     the term insurance benefit;
-     the effective date of the term insurance; and
-     the term expiry date.

====================        BENEFIT CHANGE PROVISIONS       ==================

CHANGE PROVISIONS - You may change the amount of term insurance with respect to each "other insured" if such request is made:

-     during the lifetime of the "other insured"; and

-     on written request while this certificate is in force.

INCREASE - To increase the amount of term insurance, the Certificate Owner and the "other insured" must complete the application and provide us with the following:

-     evidence of insurability;
-     the "other insured" must be under age 70; and
- the "other insured" must be approved by us according to our underwriting rules;
- you must pay us a $50 transaction charge, plus the amount needed to keep the certificate in force if the surrender value is less than this amount.

The increased amount of term insurance will become effective on the first monthly processing date on, or following, the date all the conditions are met. A supplemental Other Insured specifications page will be issued. This page will include the following information:

-     the name of the "other insured";
-     the effective date of the increased term insurance;
-     the amount of the increase in the term insurance; and
-     minimum monthly payment, guideline premiums and charges.

No increase may be less than our minimum limit in effect on the date of the request.

DECREASE - You may decrease the amount of term insurance on an "other insured" at any time. It will be effective on the monthly processing date after we receive your written request. Such term insurance will be decreased or eliminated in the following order:

-     first, the most recent increase;


                                   (Over)

-     second, the next most recent increases successively; and

-     last, the original amount of term insurance.

A supplemental Other Insured specifications page issued will include the following information:

-     the name of the "other insured";
-     the effective date of the decrease; and
-     the amount of the decrease and the benefit remaining in force.

Term insurance on an "other insured" may not be reduced to less than our minimum issue limit.

We reserve the right to establish a minimum limit for the amount of any decrease.

==========================         CONVERSION         =========================

CONVERSION - You may convert the insurance on the life of an "other insured" if such request is made:

-     prior to the "other insured's" age 70;
-     while the "other insured" is alive; and
-     while this rider is in force.

Evidence of insurability will not be required.

NEW COVERAGE DESCRIPTION - The new coverage will be a flexible premium variable life insurance policy or certificate under this group policy. The new coverage will be issued:

-     on the life of an "other insured" only;
- for the same underwriting class which applies to the "other insured" under the rider; and
- at the "other insured's" age and for the insurance protection rates in use on the date of issue of the new policy or certificate.

The date of issue of the new coverage will be the monthly processing date following the date conversion is requested and the first premium is paid. Term insurance for the "other insured" ends when coverage under the new coverage begins.

The net death benefit may not be less than our minimum issue limit. The net death benefit may not exceed the term insurance benefit in effect on the date conversion is requested.

Riders will be available on the new policy or certificate subject to evidence of insurability and our consent. The time periods of the suicide and incontestability provisions of the new certificate will expire on the same date as such provisions in this rider would have expired. The new certificate will be subject to any assignments outstanding against this rider.

=======================              GENERAL             ======================

OWNER - The Certificate Owner is the owner of the rider. However, if the Certificate Owner is the insured and at the time of death there is no contingent owner named, each "other insured" will become the owner of the term insurance on his or her life.

CONVERSION FOLLOWING INSURED'S DEATH - If an insured dies while the certificate and rider are in force, the owner may convert any "other insured" insurance within 90 days after the insured's death.

Conversion is subject to the conversion provisions. Term insurance will continue on the life of each covered "other insured" during the conversion period. This term insurance will begin on the date of the insured's death and will end on the first to occur of:

-     the expiration of the conversion period; or

-     the date of issue of the conversion policy or certificate.

OUR RIGHT TO CONTEST THE RIDER IS LIMITED - We cannot contest the initial term insurance benefit if this rider has been in force for two years from the date it is issued, and the "other insured" is alive at the end of this two-year period.

If the term insurance benefit is increased or the underwriting class is changed at the Certificate Owner's request, we cannot contest the increase or change after it has been in force for two years from its effective date and the "other insured" is alive.

SUICIDE EXCLUSION - If an "other insured" commits suicide within two years of the date this rider is issued, we will not pay a death benefit. The beneficiary will receive only the total amount of payments made to us for this rider. If the term insurance benefit is increased at the Certificate Owner's request, and then an "other insured" commits suicide within two years we will not pay the increased amount. Instead the beneficiary will receive the administrative charge and charges paid for this increase, plus any net death benefit otherwise payable.

MISSTATEMENT OF AGE - If the age of an "other insured" is not correctly stated, we will adjust the amount we will pay under this rider. The amount will be the term insurance benefit that would have been purchased by the last monthly payment charge for this rider using the correct age.

CHARGES - Charges for this rider are paid as a part of the monthly insurance protection charge due under the certificate.

The maximum charges for each "other insured" are shown in each "Other Insured's" specifications page or pages. There may be no more than five "other insureds" under this rider.

TERMINATION - This rider will terminate on the first to occur of:

-     the end of the grace period of a premium in default; or
-     the termination or maturity of the certificate; or
-     the monthly processing date following a request for termination.

Term insurance for each "other insured" will terminate on that "other insured's" term expiry date.

General -The specifications pages (page 3 or 3.1 of the certificate) will show the date of issue of this rider.

Except as otherwise provided, all conditions and provisions of the certificate apply to this rider.

                            Signed for the Company by


        /s/ Richard J. Baker                       /s/ John F. O'Brien
            Secretary                                    President

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

======================       TOTAL DISABILITY RIDER       =====================

This rider is part of the certificate to which it is attached if it is shown in the specifications pages of the certificate. The insured under the certificate is the insured under this rider.

BENEFIT - While the insured is totally disabled, we will add to the certificate value the total disability benefit. This benefit is the larger of:

-     the amount shown in the specifications page of the certificate; or
- the minimum monthly payment for the face amount covered by the rider during a period when the minimum monthly payment applies; or
- the monthly insurance protection charges applicable to the face amounts and other riders covered by this rider.

The total disability benefit is subject to:

-     our receipt of due proof of such total disability; and
-     evidence the total disability:
      -     began while this rider was in force; and
      -     began before the certificate anniversary nearest age 65; and
      -     has continued for at least 4 months; and
-     the other terms and conditions of this rider.

The benefit will begin with the certificate month following the date total disability begins or the certificate anniversary nearest age 5, if later. We will credit the certificate value with any benefit which applies to the time during which benefits are payable.

Each monthly benefit will be allocated in accordance with the payment allocation in effect on the date each benefit is credited to the certificate value.

If the insured's total disability occurs before the certificate anniversary nearest age 60, the benefit will end when total disability ends. If the total disability occurs on or after the certificate anniversary nearest age 60, the benefit will continue during such total disability but not beyond the certificate anniversary nearest age 65 or two years, whichever is longer.

Benefits will cease on the next monthly processing date following the end of a period of total disability.

DEFINITIONS OF TOTAL DISABILITY - Total disability means the insured is unable to engage in an occupation as a result of disease or bodily injury. "Occupation" means attendance at school if the insured is a student. "Student" means the insured is required by law to attend school. If the insured is not a student and is employed for remuneration or profit when such disability began, "occupation" means:

- during the first 60 months of disability, the insured's occupation for remuneration or profit; and
- thereafter, any occupation for remuneration or profit for which the insured is or becomes reasonably fitted by training, education or experience.

If the insured is not a student and is not engaged in an occupation for remuneration or profit when such disability began, "occupation" means any occupation for remuneration or profit for which the insured is or becomes reasonably fitted by training, education or experience.

Total loss of the following as a result of disease or bodily injury shall be deemed total disability:

-     speech;
-     hearing in both ears; or
-     the sight of both eyes; or
-     the use of both hands; or
-     the use of both feet; or
-     the use of one hand and one foot.

RISKS NOT COVERED - No benefit will be provided if total disability results, directly or indirectly, from:

- an act of war, whether such war is declared or undeclared, and the insured is a member of the armed forces of a country or combination of countries; or

- any bodily injury occurring or disease first manifesting itself prior to the date of issue of the certificate rider. However, no claim for total disability commencing after two years from the date of issue will be denied on the ground that the disease or impairment not excluded from coverage by name or specific description existed prior to the date of issue of the rider.


                                    (over)

NOTICE AND PROOF OF CLAIM - Written notice of claim must be sent to our Home
Office:

-     during the lifetime of the insured; and
-     while the insured is totally disabled.

Proof of claim must be sent to our Home Office within 6 months of the notice of claim. Failure to give notice and proof within the time required will not void or reduce any claim if it can be shown that notice and proof were given as soon as was reasonably possible.

Proof of continued total disability must be furnished at reasonable intervals. Failure to do so will end the benefit. Such proof will include an authorization to disclose facts concerning the insured's health, and may include medical exams of the insured conducted by physicians chosen by us. Such medical exams will be at our expense. After total disability has continued for 24 months, proof will not be required more than once a year, nor after the certificate anniversary nearest age 65.

BENEFIT CHANGES - The benefit may be changed on written request of the Certificate Owner. Any increase is subject to:

-     evidence of insurability;
- the insured must be under age 60 and insurable according to our underwriting rules; and
- payment to us of the amount needed to keep the certificate in force if the surrender value is less than all charges due on the certificate.

No increases, when added to the existing benefit, shall exceed the following limits:

-------------------------------------------------------------------------------
                              MAXIMUM BENEFIT TABLE
-------------------------------------------------------------------------------
                                                        MONTHLY BENEFIT
                ATTAINED                                  PER $1,000
                   AGE                                    FACE AMOUNT
-------------------------------------------------------------------------------
                   0-19                                     $1.00
                  20-29                                      1.25
                  30-39                                      2.00
                  40-49                                      3.00
                  50-54                                      4.00
              55 and above                                   5.50
-------------------------------------------------------------------------------

The total disability benefit will be reduced if it exceeds the maximum benefit after the face amount of the certificate is reduced. The monthly benefit may not exceed the amount shown in the Maximum Benefit Table.

The effective date of the changed benefit will be the first monthly processing date on or after the date all conditions are met. The changed benefit will be shown in a supplementary specifications page. The charges for an increased benefit will be shown in a Supplemental Insurance Protection Charge Table if the insured's underwriting class changes.

INCONTESTABILITY - Except for failure to pay the monthly insurance protection charges, the certificate rider cannot be contested after the end of the following time periods:

- the initial benefit cannot be contested after the rider has been in force during the insured's lifetime and without the occurrence of the total disability of the insured for two years from the date of issue; and
- an increase in the benefit cannot be contested after the increased benefit has been in force during the insured's lifetime and without the occurrence of the total disability of the insured for two years from its effective date.

TERMINATION - The certificate rider will terminate on the first to occur of:

-     the end of the grace period of a premium in default; or

-     the termination or maturity of the certificate; or

- the day before the certificate anniversary nearest age 65, except as provided in the Benefit provision; or

-     the end of the certificate month following a request for termination.

RIDER CHARGE - Charges for the certificate rider are paid as a part of the monthly insurance protection charges due under the certificate.

The monthly charge is shown in the Insurance Protection Charge Table of the certificate multiplied by the greater of:

- the monthly insurance protection charges applicable to the face amount and other riders covered by the rider; or
-     one-half of the total disability benefit shown in specifications page.

GENERAL - The specification page (page 3 of the certificate) will show the date of issue of the rider.

When an increase in face amount or an additional rider is applied for, total disability benefit coverage must also be requested. We reserve the right to decline issuance of the total disability benefit coverage for the increased face amount or additional rider benefit.

If total disability begins during the grace period of a past due premium, such a premium will be payable.

The total disability benefit will not reduce any amount payable under the certificate.

Except as otherwise provided, all conditions and provisions of the certificate apply to this rider.

                    Signed for the Company at Dover, Delaware


        /s/ Richard J. Baker                       /s/ John F. O'Brien
            Secretary                                    President

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

====================      GUARANTEED INSURABILITY RIDER     ===================

This rider is a part of the certificate to which it is attached if it is shown in the specifications pages of the certificate. The insured under the certificate is the insured under this rider.

BENEFIT - On each option date you may increase the face amount of insurance without evidence of insurability if written request is made:

-     during the lifetime of the insured;
-     while this rider and certificate are in force; and
-     subject to the terms of this rider.

OPTION DATES - The first option date for this rider is shown in the specifications pages of the certificate. Option dates will then occur on every second anniversary of the first option date until the certificate anniversary nearest age 40 or until the fifth option date, whichever is later.

EXERCISE OF INCREASE OPTION - Options may be exercised on the life of the insured not earlier than 60 days prior to, nor later than 31 days after an option date. The specifications page of the certificate shows the "option amount" and the "total option amount". The total option amount is the maximum aggregate face amount of insurance which may be purchased through this rider. Each time the option to increase the face amount of insurance is exercised, the total option amount is reduced by the amount of the insurance purchased. The face amount which may be purchased at one time may not exceed the option amount or the total option amount remaining, if less. The increased face amount may not be less than $10,000.

The insurance protection charges for the increased face amount will be calculated in the same manner as these charges for other increases in the face amount. The guaranteed insurance protection charges will not exceed the guaranteed charges in effect on the date of issue of this rider.

Supplemental specifications pages will be issued. They will include the following information:

-     the effective date of the increased face amount;
-     the amount of the increase; and
-     the surrender charge.

The supplemental specifications pages will also show a new minimum monthly payment and new guideline premiums which will apply to the entire certificate. There is no administrative charge for the exercise of this option.

If the surrender value on the date of issue of an increase is less than the insurance protection charges due on the certificate you must pay the grace period premium to us.

The effective date of the increased face amount will be the monthly processing date following the date of the written request. If the insured dies after the date of the written request and before the increased face amount takes effect, we will refund any premium paid to exercise this option.

The time periods in the suicide and incontestable clauses for the increased face amount will be measured from the date of issue of this rider.

TOTAL DISABILITY BENEFIT - If this certificate contains a total disability benefit rider on the effective date of the increased face amount, the total disability benefit will be increased without evidence of insurability. If total disability benefits are being paid on the increase date, the increased benefit will become payable on the increase date.

If on the effective date of an increase the total disability benefit is designated in the specification pages as the monthly insurance protection charges, this benefit will be increased by the insurance protection charges for the increased face amount.

If the total disability benefit on an increase date is shown in the specification page as a dollar amount, this benefit will be increased by the smaller of:

- the total disability benefit on the option date minus 1/12 of the sum of the payments made by you over the last 12 certificate months;
-     the amount shown in the total disability benefit table.

-------------------------------------------------------------------------------
                         TOTAL DISABILITY BENEFIT TABLE
-------------------------------------------------------------------------------
                                            MONTHLY BENEFIT
        ATTAINED                          INCREASE PER $1,000
          AGES                          FACE AMOUNT INCREASED:*
-------------------------------------------------------------------------------
         18-19                                 $  .50
         20-29                                    .63
         30-39                                   1.00
         40-49                                   1.50
         50-54                                   2.00
         55-59                                   2.75
-------------------------------------------------------------------------------
* In no event may the total disability benefit be increased to exceed the monthly equivalent of your periodic payment.
-------------------------------------------------------------------------------


                                   (Over)

GENERAL - The specification pages (page 3 or 3.1 of the certificate) will show for this rider:

-     the date of issue;
-     the first option date;
-     the option amount; and
-     the total option amount.

Except as otherwise provided, any additional benefits or riders will not be added or increased without our prior consent.

Reinstatement of this rider will not revive any option date which occurred during the period of lapse.

Charges for this rider are payable as a part of the monthly insurance protection charges due under this certificate. The monthly insurance protection charge for this rider is shown on page 5 or 5.1 of the certificate.

Except as otherwise provided, all conditions and provisions of the certificate apply to this rider.

                           Signed for the Company by:


        /s/ Richard J. Baker                       /s/ John F. O'Brien
            Secretary                                    President

Policy Number:            YS77301600                Date of Issue: July 2, 1998

Female Other Insured:     Danielle D New York             $50,000  Term Benefit

Age:                      26                      Term Expiry Date  July 2, 1998


                    OTHER INSUREDRIDER MORTALITY RATE TABLE
                  TABLE OF GUARANTEED MAXIMUM MONTHLY CHARGES


                      LIFE                                        LIFE
                    MORTALITY                                   MORTALITY
                      RATE                                        RATE
AGE                PER $1,000               AGE                PER $1,000
26                    0.11                  48                     0.47
27                    0.11                  49                     0.50
28                    0.11                  50                     0.54
29                    0.12                  51                     0.58
30                    0.12                  52                     0.62
31                    0.13                  53                     0.68
32                    0.14                  54                     0.73
33                    0.14                  55                     0.78
34                    0.15                  56                     0.84
35                    0.16                  57                     0.89

36                    0.17                  58                     0.94
37                    0.19                  59                     0.99
38                    0.20                  60                     1.04
39                    0.22                  61                     1.12
40                    0.25                  62                     1.20
41                    0.27                  63                     1.32
42                    0.30                  64                     1.45
43                    0.33                  65                     1.60
44                    0.35                  66                     1.75
45                    0.38                  67                     1.90

46                    0.41                  68                     2.04
47                    0.44                  69                     2.19

                YOUR MONTHLY INSURANCE PROTECTION CHARGES ARE
              GUARANTEED NEVER TO GO HIGHER THAN THE FOLLOWING:


                 INSURANCE             WAIVER OF                 INSURANCE         WAIVER OF
                 PROTECTION             PREMIUM                  PROTECTION         PREMIUM
AGE            RATE PER $1,000        RATE PER $100    AGE     RATE PER $1,000    RATE PER $100

29                 0.12                   4.00         62           1.29               14.00
30                 0.12                   4.00         63           1.43               14.00
31                 0.12                   5.00         64           1.60               14.00
32                 0.12                   5.00         65           1.78
33                 0.12                   5.00         66           1.97
34                 0.13                   5.00         67           2.18
35                 0.14                   5.00         68           2.41
36                 0.14                   5.00         69           2.66
37                 0.15                   5.00         70           2.94
38                 0.16                   5.00         71           3.31

39                 0.17                   5.00         72           3.63
40                 0.19                   5.00         73           4.05
41                 0.20                   6.00         74           4.54
42                 0.22                   6.00         75           5.06
43                 0.23                   6.00         76           5.62
44                 0.25                   6.00         77           6.21
45                 0.27                   6.00         78           6.83
46                 0.29                   7.00         79           7.49
47                 0.32                   7.00         80           8.22
48                 0.34                   8.00         81           9.05

49                 0.37                   8.00         82           9.99
50                 0.41                   9.00         83          11.07
51                 0.44                  10.00         84          12.26
52                 0.48                  11.00         85          13.55
53                 0.53                  12.00         86          14.91
54                 0.59                  13.00         87          16.34
55                 0.65                  15.00         88          17.80
56                 0.72                  17.00         89          19.33
57                 0.79                  18.00         90          20.94
58                 0.87                  20.00         91          22.66

59                 0.96                  22.00         92          24.57
60                 1.06                  14.00         93          26.76
61                 1.17                  14.00         94          29.63

                            PAID UP INSURANCE TABLE

             Insurance Protection                    Insurance Protection
Age          Rate Per $1,000            Age          Rate Per $1,000

29                 157.81               62                 504.67
30                 163.67               63                 519.70
31                 169.81               64                 534.84
32                 176.23               65                 549.99
33                 182.95               66                 565.16
34                 189.98               67                 580.36
35                 197.25               68                 595.57
36                 204.75               69                 610.77
37                 212.60               70                 625.97
38                 220.72               71                 641.12

39                 229.13               72                 655.94
40                 237.84               73                 670.76
41                 246.78               74                 685.29
42                 256.04               75                 699.42
43                 265.57               76                 713.17
44                 275.46               77                 726.55
45                 285.65               78                 739.62
46                 296.15               79                 752.44
47                 306.99               80                 765.08
48                 318.10               81                 777.52

49                 329.60               82                 789.72
50                 341.41               83                 801.65
51                 353.49               84                 813.23
52                 365.96               85                 824.50
53                 378.72               86                 835.53
54                 391.76               87                 846.52
55                 405.04               88                 857.71
56                 418.59               89                 869.51
57                 432.36               90                 882.37
58                 446.39               91                 898.98

59                 460.66               92                 914.27
60                 475.14               93                 935.60
61                 489.82               94                 963.07

=====================         IMPORTANT DEFINITIONS        =====================

AGE means how old the insured is on the birthday closest to the certificate anniversary.

ASSIGNEE is the person to whom you have transferred your ownership of this certificate.

CERTIFICATE CHANGE means any change in the face amount, the underwriting class, the addition or deletion of a rider, partial withdrawals, or a change in the death benefit option.

CERTIFICATE VALUE is the sum of your values in the Variable Account and the Fixed Account.

COMPANY means First Allmerica Financial Life Insurance Company, also referred to as we, our, and us. Our telephone number is 1-800-366-1492.

DATE OF ISSUE is stated on page 3. Certificate months, years and anniversaries are measured from this date.

EVIDENCE OF INSURABILITY is the information, including medical information, that we use to decide the underwriting class for the person insured.

FACE AMOUNT is the amount of insurance you elect to buy in the application or enrollment form. The face amount is shown on page 3 of the certificate. The death benefit is based on the face amount; see the Net Death Benefit provisions beginning on page 18.

FINAL PAYMENT DATE is the certificate anniversary nearest the insured's 95th birthday. No payments may be made by you after this date. The net death benefit after this date will equal the certificate value minus any outstanding loan.

GROUP LIFE INSURANCE CONTRACT OR CONTRACT means the Group Contract issued by us to the group policyholder shown on page 3.

HOME OFFICE means our office located at 440 Lincoln Street, Worcester, Massachusetts 01653.

INSURANCE PROTECTION AMOUNT is the death benefit minus the certificate value.

MONTHLY INSURANCE PROTECTION CHARGE is the amount of money we deduct from the certificate value each month to pay for the insurance and any riders; see pages 11 and 12 for more details.

MONTHLY PROCESSING DATE is the date on which the monthly insurance protection charge is deducted from the certificate value. This date is shown on page 3.

NET PAYMENT is your payment to us less the payment expense charge shown on page 4.

OUTSTANDING LOAN means all unpaid certificate loans plus interest due or accrued on such loans.

PREMIUM means a payment you must make to keep the certificate in force.

PRO RATA refers to an allocation among the sub-accounts of the Variable Account and the Fixed Account. A pro-rata allocation will be in the same proportion that the certificate value in each sub-account of the Variable Account and the certificate value in the Fixed Account have to the total certificate value.

RIDER is an optional benefit which may be added to your certificate for an additional charge.

SPECIFICATION PAGES contain information specific to your certificate, and are located after the Table of Contents in your certificate.

SUB-ACCOUNTS are subdivisions of the Variable Account investing exclusively in the shares of one or more Funds which you chose for your initial allocations.

UNDERWRITING CLASS means the insurance risk classification that we assign to the insured based on the information in the application or enrollment form and any other evidence of insurability we obtain. The insured's underwriting class affects the monthly insurance protection charge and the amount of the payments required to keep the certificate in force.

WRITTEN REQUEST is a request you make in writing in a form which is satisfactory to us and which is filed at our Home Office.

YOU OR YOUR means the owner of this certificate as shown in the application or in the latest change filed with us.

=======================           GENERAL TERMS          =======================

ENTIRE CONTRACT: This certificate, with a copy of the application or any enrollment form, and any endorsements attached to it, is the entire contract between you and us. The entire contract also includes: a copy of any application to increase the face amount or to change to a better underwriting class; any new specification pages; and any supplemental pages issued.

We assume that the information you and the insured provide in any application is accurate and complete to the best of your knowledge and belief. If we contest this certificate or deny a claim, we may use only the information you and the insured provided in an application or enrollment form. Our representatives are not permitted to change this certificate or extend the time for paying premiums. Only our President, a Vice President or Secretary may change the provisions of this certificate, and then only in writing.

OUR RIGHT TO CONTEST THE CERTIFICATE IS LIMITED: A contest is any action taken by us to cancel your insurance or deny a claim based on untrue or incomplete answers in your application. We cannot contest the initial face amount of the certificate if it has been in force for two years from the date it is issued, and the insured is alive at the end of this two-year period.

If the face amount is increased or the underwriting class is changed at your request, we cannot contest the increase or change after it has been in force for two years from its effective date and the insured is alive.

NONPARTICIPATING: No insurance dividends will be paid on this certificate.

ADJUSTMENT OF COST FACTORS: We determine the monthly insurance protection charge and Fixed Account interest rates which are used to calculate the certificate value, subject to the guarantees noted in this certificate. Any changes in these charges and rates will be made by underwriting class only, and will be based on changes in our future expectations for such things as: our investment earnings, our expenses, life expectancy rates, and how many certificate owners keep their certificates.

SUICIDE EXCLUSION: If the insured commits suicide within two years of the date this certificate is issued, we will not pay a death benefit. The beneficiary will receive only the total amount of payments made to us less any outstanding loan and amounts withdrawn. If the face amount is increased at your request, and then the insured commits suicide within two years we will not pay the increased amount. Instead the beneficiary will receive the administrative charge and monthly insurance protection charges paid for this increase, plus any net death benefit otherwise payable.

MISSTATEMENT OF AGE OR SEX: If the insured's age or sex is not correctly stated, and this misstatement is discovered when a claim is made, we will adjust the net death benefit we will pay.
This amount will be:

-     the certificate value, plus

- the insurance protection amount that would have been purchased by the last monthly insurance protection charge using the correct age and sex.

If the misstatement is discovered during the lifetime of the insured, the certificate will be reformed as follows:

- the final payment date will be the certificate anniversary nearest the insured's age 95 and;

- the insurance protection amount will become the amount that would have been purchased by the last monthly insurance protection charge using the correct age and sex.

No adjustment will be made if the insured dies after the final payment date.

PROTECTION OF BENEFITS: To the extent allowed by law, the benefits provided by this certificate cannot be reached by the beneficiary's creditors. No beneficiary may assign, transfer, anticipate or encumber the certificate value or benefit unless you give them this right.

PERIODIC REPORT: We will mail a report to you at your last known address at least once a year. This report will provide the following information.

-     death benefit;

-     certificate values in each sub-account and in the Fixed Account;

-     the value of the certificate if you surrender it;

- payments made by you and monthly insurance protection charges deducted by us since the last report; and

-     outstanding loan and any other information required by law.

====================INFORMATION ABOUT YOU AND THE BENEFICIARY===================

OWNER: The insured is the owner of this certificate unless another person is named as owner in the application. The owner may change the ownership of this certificate without the consent of any beneficiary. Whenever the face amount of insurance is increased, the insured must agree.

ASSIGNMENT: You may change the ownership of this certificate by sending us a written request. An absolute assignment will transfer ownership of the certificate from you to another person called the assignee.

You may also assign this certificate as collateral to a collateral assignee. The limitations on your ownership rights while a collateral assignment is in effect are specified in the assignment.

An assignment will take place only when the written request is recorded at our Home Office. When recorded, it will take effect on the date you signed it. Any rights created by the assignment will be subject to any payments made or actions taken by us before the change is recorded. We are not responsible for assuring that any assignment or any assignee's interest is valid.

BENEFICIARY: You name the beneficiary to receive the net death benefit. The beneficiary's interest will be affected by any assignment you make. If you assign this certificate as collateral, all or a portion of the net death benefit will first be paid to the collateral assignee; any money left over from the amount due the assignee will go to those otherwise entitled to it.

Your choice of beneficiary may be revocable or irrevocable. You may change a revocable beneficiary at any time by written request; but an irrevocable beneficiary must agree to any change in writing. You will also need an irrevocable beneficiary's permission to exercise other rights and options granted by this certificate. Unless you have asked otherwise, this certificate's beneficiary will be revocable.

Any change of the beneficiary must be made while the insured is living. This change will take place on the date the request is signed, even if the insured is not living on the day we receive it. Any rights created by the change will be subject to any payments made, or actions taken, before we receive the written request.

If a beneficiary dies before the insured, his or her interest in this certificate will pass to any surviving beneficiaries in proportion to their share in the net death benefit, unless you have requested otherwise. If all beneficiaries die before the insured, the net death benefit will pass to you or your estate.

COMMON DISASTER OPTION: The common disaster option may be elected in the application or later by written request. If the common disaster option is in effect on the date of the insured's death, the beneficiary must be alive a certain number of days following the insured's date of death in order to be entitled to receive a benefit; otherwise we will pay the net death benefit as though the beneficiary died before the insured. The number of days which the beneficiary must live after the insured's death is selected by you when you elect the common disaster option.

================     WHAT YOU SHOULD KNOW ABOUT THE PREMIUMS    ================

PREMIUMS: This certificate will not be in force until the first premium is paid to us. Additional payments may be made to us at any time before the final payment date or the date the paid-up insurance option is exercised. Payments must be sent either to our Home Office or to our authorized representative. If you request it in writing, we will send you a signed receipt after payment. The payment amount which must be paid to keep the certificate in force is described in the Premium Grace Period and Certificate Lapse provision.

MAXIMUM PAYMENT LIMITS: We may limit the amount you pay to us in any certificate year. This limit will not be less than the guideline level premium; however, the sum of all payments made from the issue date, minus any partial withdrawals, may not be more than the greater of:

-     the guideline single premium, or

-     the sum of the guideline level premiums on the date of payment.

The guideline premium amounts are shown on page 3. These premium limitations will not apply if they prevent you from paying us enough to keep the certificate in force.

Guideline premiums are determined according to rules in the federal tax law, and will be adjusted as that law changes.

If the maximum payment limit applies to this certificate, we will return any excess payment you have made with interest to you within 60 days after the certificate anniversary. We will pay interest on each refund at the Fixed Account interest rate in effect on the date we receive the payment.

PREMIUM GRACE PERIOD AND CERTIFICATE LAPSE: We will send you a notice if your payments are not enough to keep the certificate in force. Your certificate will continue for 62 days, which is the grace period.

The first day of the grace period is called the date of default. We will send the notice to your last known address, or to the person you name to receive this notice, showing the due date and the amount of premium you must pay to keep the certificate in force.

We also will send a notice to your last known address at least 15 and not more than 45 days prior to the end of the grace period if the surrender value is not adequate to prevent lapse.

The date when the grace period begins and the amount you must pay depends on how long the certificate has been in force and whether there have been any increases in the face amount.

Beginning on the date this certificate is issued or the effective date of any increase in the face amount, whichever is later, and continuing for the next 47 monthly processing dates, the grace period will begin when both the following conditions occur:

- the surrender value is less than the amount needed to pay the next monthly insurance protection charge; and

- the sum of the payments made minus any outstanding loans, partial withdrawals and withdrawal charges since the latest of the following three dates:

      -     the date this certificate is issued, or

      -     the effective date of any increase in the face amount, or

      - the date of any certificate change which changes the minimum monthly payment,

is less than the minimum monthly payment multiplied by the number of months which have elapsed since that date.

Thereafter, the grace period will begin if the surrender value on a monthly processing date is less than the amount needed to pay the next monthly insurance protection charge plus any loan interest accrued.

The minimum monthly payment, which is shown on page 4, will change if the certificate is changed. It will be listed in new specification pages provided to you.

The death benefit during the grace period will be reduced by any overdue charges. The certificate will lapse if the amount shown in the notice remains unpaid at the end of the grace period. The certificate terminates on the date of lapse.

REINSTATEMENT: If this certificate has lapsed or foreclosed for failure to pay loan interest, and has not been surrendered, it may be restored (called "reinstated" in this certificate) within three years after the date of default or foreclosure. We will reinstate the certificate on the monthly processing date following the day we receive all of the following items:

-     a written application for reinstatement,

- evidence of insurability showing the insured is insurable according to our underwriting rules, and

-     a payment large enough to keep the certificate in force for three months.

You may repay or reinstate any outstanding loan on the date of default or foreclosure.

Your reinstatement premium will be allocated to the Fixed Account until we approve your application, at which time we will transfer the reinstatement premium, plus accrued interest, as you directed in your last payment allocation request.

The certificate value on the reinstatement date is:

- the net payment to reinstate the certificate, including the interest earned from the date we received your payment; plus

- an amount equal to the certificate value less any outstanding debt on the date of default to the extent it does not exceed the surrender charge on the date of reinstatement; minus

-     the monthly insurance protection charge due on the reinstatement date.

The surrender charge on the reinstatement date is the charge which would have been in effect if the certificate had remained in force from the date it was issued.

REINSTATEMENT OF PAID-UP INSURANCE: If this certificate is in force as paid-up insurance and later terminates for failure to pay certificate loan interest, the paid-up insurance may be reinstated during the insured's lifetime, but no more than three years after the date of foreclosure, by providing us with the following:

- evidence of insurability showing the insured is acceptable according to our underwriting rules; and

- payment or reinstatement of the outstanding loan on the date of the default. Interest is payable on this outstanding loan from the date of termination to the date of reinstatement at the interest rate of 8% per year.

The date of reinstatement is the later of the date we approve the reinstatement application or the date the payment required to reinstate this certificate is received by us. The death benefit of the reinstated paid-up insurance will be the same as the death benefit on the date of termination.

===============  INFORMATION ABOUT THE VALUE OF YOUR CERTIFICATE ===============

NET PAYMENT AND ALLOCATION OF NEW PAYMENTS: A net payment is a payment made to us reduced by the payment expense charge. This charge is based, in part, on local, state and federal taxes we must pay. We reserve the right to change the charge, which is shown on page 4, to reflect any changes in tax expenses.

Each net payment will be added to the certificate value. The certificate value consists of all the money in the Variable Account and the Fixed Account.

You may allocate the net payment to:

-     up to seven of the sub-accounts, if available, and

-     the Fixed Account.

Certificate values may not be allocated to more than seven sub-accounts at any one time without our consent. All percentage allocations must be in whole numbers, with the total allocation to all selected accounts equaling 100%. A processing charge of up to $25 may be made for changing the premium allocation.

ALLOCATION OF INITIAL PAYMENTS: If you make a payment with your application or at any time before your right to examine the certificate expires, we may put that net payment into the Money Market sub-account on the date we receive it at our Home Office. We will transfer the certificate value as you directed in your application, or by later request, no later than the expiration of the period during which you may exercise your right to examine the certificate.

MONTHLY INSURANCE PROTECTION CHARGE: Beginning on the date this certificate is issued, and until the final payment date, we will deduct a monthly insurance protection charge from the certificate value. Except as otherwise prescribed in the paid-up insurance option, you may choose a sub-account from which this monthly charge will be deducted. If you do not make a choice, we will deduct the charge pro rata. If the sub-account you choose does not have enough funds to cover the charge, we will deduct the charge as if you had not made any choice.

Charges allocated to the Fixed Account will be deducted on a last-in, first-out basis. This means that we use the most recent payments to pay the fees.

The monthly insurance protection charge equals the sum of the charges that apply to:

-     the initial face amount, plus

-     each increase in the face amount, plus

-     any rider benefits

We will determine the monthly insurance protection charge each month. Any changes in this charge will be made by underwriting class. If you decrease the face amount of the certificate, we will adjust the monthly insurance protection charge according to the Benefit Change provision on page 19.

The monthly insurance protection charge for the initial face amount will not be more than (1) multiplied by (2) where:

      (1) is the insurance protection rate shown for the insured's age in the Table on page 5; and

      (2)   is the initial face amount divided by 1,000.

For the purposes of this calculation, if the Level Death Benefit Option (see page 19) is in effect, the initial face amount will be reduced by the certificate value, minus charges for rider benefits at the beginning of the month, but not less than zero.

If you increase the face amount, the monthly insurance protection charge will not be more than (3) multiplied by (4) where:

      (3) is the insurance protection rate applicable to the increased face amount for the insured's age; and

      (4)   is the amount of the increase in the face amount divided by 1,000.

For purposes of this calculation, if the Level Death Benefit Option is in effect and the certificate value is higher than the initial face amount, the excess certificate value, minus charges for rider benefits at the beginning of the month, will be used to reduce any increases in the face amount in the order in which the increases were issued.

If the death benefit is the "guideline minimum death benefit" required for the certificate to qualify as life insurance under the federal tax law (see page
19), the monthly insurance protection charge for the portion of the death benefit which exceeds the face amount (i.e., initial face amount plus any increases) will not be higher than (5) multiplied by (6) divided by 1,000 where:

      (5) is the insurance protection rate applicable to the initial face amount; and

      (6)   is the death benefit less:

            - the greater of the face amount or the certificate value if the Level Death Benefit Option is in effect, or

            - the face amount plus the certificate value, if the Adjustable Death Benefit Option (see page 19) is in effect.

Insurance Protection Rates: The cost of insurance rate includes an expense factor and a mortality factor. The expense factor covers a portion of our acquisition costs and administrative expenses. The mortality factor is based on the insured's:

-     age,

-     sex, and

-     underwriting class.

The guaranteed rates are based on:

- the Commissioner's 1980 Standard Ordinary Mortality Table, Male, Female, (Smoker or Non-Smoker versions of these tables are used if the insured is over 17 years of age), and

-     appropriate increases in such tables for rated risks.

The insurance protection rates actually charged will usually be lower than, and never will be higher than, the guaranteed rates. We will review the actual insurance protection rates for this certificate whenever we change these rates for new certificates. In any event, rates will be reviewed not more often than once each year, but not less than once in a five-year period.

==============   WHAT YOU SHOULD KNOW ABOUT THE VARIABLE ACCOUNT  ==============

Variable Account: The value of your certificate will vary if it is funded through investments in the sub-accounts of the Variable Account. This account is separate from our Fixed Account. We have exclusive and absolute ownership and control of all assets, including those in the Variable Account. However, the portion of assets in the Variable Account equal to the reserves and liabilities of the certificates which are supported by this account will not be charged with liabilities that come from any other business we conduct.

This account, which we established to support variable life insurance certificates, is called The Allmerica Select Separate Account II and is registered with the Securities and Exchange Commission (SEC) as a unit investment trust under the Investment Company Act of 1940. It is also governed by the laws of the Commonwealth of Massachusetts and the state of New York. The laws of the state in which this certificate is delivered will apply.

This account has several sub-accounts. Each sub-account invests its assets in a separate series of a registered investment company (called a "Fund"). We reserve the right, when the law allows, to change the name of the Variable Account or any of its sub-accounts. You will find a list in your application of the sub-accounts in which you first chose to invest.

VARIABLE ACCOUNT CERTIFICATE VALUE: Certificate value in the Money Market sub-account prior to the date of issue will be allocated to purchase units of the sub-accounts in accordance with your payment allocation no later than the expiration of the period during which you may exercise your right to examine the certificate. Net payments made thereafter which are allocated to the sub-accounts will purchase additional units of the sub-accounts.

The number of units purchased in each sub-account is equal to the portion of the net payment allocated to the sub-account, divided by the value of the applicable unit as of the valuation date the payment is received at our Home Office or on the date value is transferred to the sub-account from another sub-account or the Fixed Account.

The number of units will remain fixed unless (1) changed by a subsequent split of unit value, or (2) reduced because of a transfer, certificate loan, partial withdrawal, partial withdrawal charge, transaction charge, monthly deduction, surrender or surrender charge allocated to the sub-account. Any transaction described in (2) will result in the cancellation of a number of units which are equal in value. On each valuation date we will value the assets of each sub-account in which there has been activity. The certificate value in a sub-account at any time is equal to the number of units this certificate then has in that sub-account multiplied by the sub-account's unit value. The value of a unit for any sub-account for any valuation period is determined by multiplying that sub-account's unit value for the immediately preceding valuation period by the net investment factor for the valuation period for which the unit value is being calculated. The unit value will reflect the investment advisory fee and other expenses incurred by the registered investment companies.

NET INVESTMENT FACTOR: This measures the investment performance of a sub-account during the valuation period that has just ended. This factor is equal to 1.00 plus the result from dividing (a) by (b) and subtracting (c) and (d) where:

      (a) is the investment income of the sub-account for the valuation period, plus capital gains, realized or unrealized, credited during the valuation period; minus capital losses, realized or unrealized, charged during the valuation period; adjusted for provisions made for taxes, if any;

      (b) is the value of that sub-account's assets at the beginning of the valuation period;

      (c) is a charge for mortality and expense risks in the valuation period equal to .65% on an annual basis of the sub-account's assets. This charge may be increased or decreased but will not exceed .80% on an annual basis. Expense and mortality results shall not adversely affect this maximum charge; and

      (d) is an administrative charge of .15% on an annual basis of the sub-account's assets, to be applied only during the first ten certificate years. Expense and mortality results shall not adversely affect this maximum charge.

Since the net investment factor may be more or less than one, the unit value may increase or decrease. You bear the investment risk. We reserve the right (subject to any required regulatory approvals) to change the method we use to determine the net investment factor.

VALUATION DATES AND PERIODS: A valuation date is each day that the New York Stock Exchange (NYSE) is open for business and any other day in which there is enough trading in the Variable Account's underlying portfolio securities to materially affect the value of the Variable Account. A valuation period is the period between valuation dates.

ADDITION, DELETION OR SUBSTITUTION OF INVESTMENTS: We may not change the investment policy of the Variable Account without the approval of the Insurance Commissioner of Massachusetts and the Superintendent of Insurance in New York. This approval process is on file with the Commissioner of your state.

We reserve the right, subject to compliance with applicable law to add to, delete from, or substitute for the shares of a Fund that are held by the Variable Account or that the Variable Account may purchase. We also reserve the right to eliminate the shares of any Fund if they are no longer available for investment, or if we believe investing more in any eligible Fund is no longer appropriate for the purposes of the Variable Account.

We will notify you before we substitute any of your shares in the Variable Account. However, this will not prevent the Variable Account from buying other shares of underlying securities for other series or classes of certificates, or from permitting a conversion between series or classes of certificates or contracts if holders request it.

We reserve the right to establish other sub-accounts, and to make them available to any class or series of certificates as we think appropriate. Each new sub-account would invest in a new investment company or in shares of another open-end investment company. We also reserve the right to eliminate or combine existing sub-accounts of the Variable Account and to transfer the assets between sub-accounts, when allowed by law.

If we make any substitutions or changes that we believe are necessary or appropriate, we may make changes in this certificate by written notice to reflect the substitution or change. If we think it is in the best interests of our certificate owners, we may operate the Variable Account as a management company under the Investment Company Act of 1940, or we may deregister it under that Act if the registration is no longer required. We may also combine it with other separate accounts.

No material change in the underlying investment policy of a sub-account of the Variable Account shall be made until 60 days have elapsed from the date such change has been filed with the New York Superintendent of Insurance or such shorter period as the Superintendent may permit. In the event of a material change in the underlying investment policy of a sub-account of the Variable Account, you will be notified of the change. If you have policy value in that sub-account, we will transfer it without charge on written request by you to another sub-account of the Variable Account or to the Fixed Account. We must receive your written request within sixty (60) days of the later of (1) the effective date of such change in the investment policy or (2) the receipt of the notice of your right to transfer. You may then change your premium and deduction allocation percentages.

FEDERAL TAXES: If we must pay taxes on the Variable Account, we will charge you for that tax. Although the account is not now taxable, we reserve the right to make a charge for taxes if the account becomes taxable.

SPLITTING OF UNITS: We reserve the right to split the value of a unit, either to increase or decrease the number of units. Any splitting of units will have no material effect on certificate benefits.

===============   WHAT YOU SHOULD KNOW ABOUT THE FIXED ACCOUNT   ===============

FIXED ACCOUNT: The Fixed Account is a part of our General Account. The General Account consists of all assets owned by us, other than those in the Variable Account and other separate accounts. Except as limited by law, we have sole control over the investment of these General Account assets. You do not share directly in the investment experience of the General Account, but are allowed to allocate and transfer funds into the Fixed Account.

FIXED ACCOUNT INTEREST RATES: The interest rate credited to certificate value in the Fixed Account is set by us. We will review this interest rate from time to time, at least once a year. The following guarantees apply to money in the Fixed Account:

- The interest rate in effect on the day we receive your payment at our Home Office is guaranteed until the next certificate anniversary unless you borrow money from that certificate value.

- The interest rate in effect on the day funds are transferred from a sub-account of the Variable Account to the Fixed Account is guaranteed until the next certificate anniversary unless you borrow from that certificate value.

- The interest rate in effect on a certificate anniversary is guaranteed for one year for those certificate values in the Fixed Account on the certificate anniversary so long as those values remain in the Fixed Account and are not borrowed.

- The interest rate we use for that portion of the certificate value that equals the outstanding loan will be at least 6% per year. The interest rate will be higher if the certificate qualifies under the Preferred Loan provision; see page 18.

FIXED ACCOUNT CERTIFICATE VALUE: The Fixed Account certificate value on the date of issue is the net payment allocated to the Fixed Account minus the first insurance protection charge allocated to the Fixed Account. On each monthly processing date, the certificate value of the Fixed Account is:

- the certificate value in this account on the preceding monthly processing date increased by one month's interest, plus

- net payments received since the last monthly processing date which are allocated to the Fixed Account plus the interest accrued from the date the payments are received by us, plus

- Variable Account certificate value transferred to the Fixed Account from any sub-accounts since the preceding monthly processing date, increased by interest from the date the certificate value is transferred, minus

- certificate value transferred from the Fixed Account to a sub-account since the preceding monthly processing date and interest accrued on these transfers from the transfer date to the monthly processing date, minus

- partial withdrawals from the Fixed Account, partial withdrawal charges and withdrawal transaction charges since the last monthly processing date, interest accrued on these withdrawals, and charges from the withdrawal date to the monthly processing date, minus

- any transaction charges allocated to the Fixed Account for any changes in the face amount since the last monthly processing date and interest accrued on such charges to the monthly processing date, minus

- the portion of the monthly insurance protection charge allocated to the certificate value in the Fixed Account.

During any certificate month the Fixed Account certificate value will be calculated on a consistent basis. In no event will the Fixed Account certificate value be less than the guaranteed cash value shown in the Paid-Up Insurance Table after the paid-up option has been exercised.

BASIS OF VALUE OF THE FIXED ACCOUNT: We base the minimum surrender value in the Fixed Account on the Commissioners 1980 Standard Ordinary Mortality Table, Male, Female (or appropriate increases in such tables for rated risks) with interest at 4% each year, compounded annually; however, if the insured is over age 17, the minimum surrender value is based on the Smoker or Non-Smoker versions of such tables. Actual certificate values are based on interest and insurance protection rates that we set. We have filed a detailed description of the way we determine this value with the State Insurance Department. All values equal or exceed the minimums required by law in the state in which this certificate is delivered.

===============       WHAT YOU SHOULD KNOW ABOUT TRANSFERS       ===============

While the certificate is in force other than as paid-up insurance, you may transfer amounts between the Fixed Account and the sub-accounts or among sub-accounts, on request.

You may transfer, without charge, all or part of the certificate value in the Variable Account to the Fixed Account once during the first 24 months after the certificate is issued, and once during the first 24 months after you have increased the face amount. If you do so, future payments will be allocated to the Fixed Account unless you specify otherwise. All other transfers are subject to the following rules, and will be permitted with our approval.

The minimum and maximum amounts that may be transferred from the Fixed Account to the Variable Account shall be determined by us. In no event will our rules provide for a minimum transfer of more than $500. The maximum transfer amount will not be less than the lesser of $10,000 or 10% of the certificate value.

Transfers to any sub-account of the Variable Account from the Fixed Account are permitted only if there has been at least a 180-day period since the last transfer from the Fixed Account. There is no limit on the number of transfers between the sub-accounts to the Variable Account and there is no limit on the number of transfers between the sub-accounts of the Variable Account to the Fixed Account.

If a transfer would reduce the certificate value in a sub-account to less than $100, we reserve the right to include the remaining value in the amount transferred.

You will not be charged for the first twelve transfers in a certificate year, but a transfer charge of up to $25 may be made on each additional transfer. Any transfer charge will be deducted from the amount that is transferred. Transfers that result from a certificate loan or repayment of a loan are not subject to these rules.

===================       DOLLAR COST AVERAGING OPTION       ===================

You may elect automatic transfers of at least $100 to be made from one sub-account (called the DCA sub-account in this provision) to one or more of the other sub-accounts of the Variable Account. We will permit you to designate the Money Market sub-account as the DCA sub-account. Other sub-accounts or the Fixed Account may be designated by you as the DCA sub-account subject to our consent.

Automatic transfers may be made on a monthly, bi-monthly, quarterly, semi-annual or annual frequency. The Dollar Cost Averaging Option will be treated as one of the twelve free transfers permitted in a year without regard to how many sub-accounts are elected or the transfer frequency. We reserve the right to limit the number of sub-accounts that may be utilized and we may discontinue this option at any time upon advance written notice to you.

If an automatic transfer reduces the balance in the DCA sub-account to less than $100, the entire balance will be transferred proportionately to the chosen Sub-Account(s).

The Dollar Cost Averaging Option will end:

- when the amount in the DCA sub-account is zero after an automatic transfer has been made and no payments are allocated to the DCA sub-account before the next DCA processing date; or

-     upon your request.

We will send you a written notice when the Dollar Cost Averaging Option ends. Payments allocated to the sub-account designated as the DCA sub-account after this option has ended will not automatically reinstate the option; you must make a new election.

The Dollar Cost Averaging Option and the Automatic Rebalancing Option may not be in effect at the same time.

==================        AUTOMATIC REBALANCING OPTION        ==================

By electing this option you may automatically rebalance the sub-accounts of the Variable Account. You may direct us to process such transfers on a monthly, bi-monthly, quarterly, semi-annual or annual frequency. When you elect this option you will designate the percentage allocation for each of the Sub-Accounts chosen. On each periodic transfer date we will review the percentage allocation in the various Sub-Accounts and, as necessary, transfer funds in order to reestablish the designated percentage allocation mix.

The Automatic Rebalancing Option will be treated as one of the twelve free transfers permitted in a policy year without regard to how many sub-accounts are elected or the transfer frequency. If the amount necessary to reestablish the designated mix on any transfer date is less than $100, no transfer will be made. The arrangement may be terminated on written request. We reserve the right to limit the number of Sub-Accounts that may be utilized for automatic rebalancing and to discontinue the option upon advance written notice to you.

The Dollar Cost Averaging Option and the Automatic Rebalancing Option may not be in effect at the same time.

===========================        CONVERSIONS       ===========================

CONVERSION - You may convert this certificate on written request without evidence of insurability during the insured's lifetime and while no premium is in default if such request is made:

-     within 18 months of the date of issue of this certificate; or
- within 60 days after the later of the effective date of a material change in the investment policy of a sub-account of the Variable Account or the date a notice is mailed to your last known address of the options available following such material change in investment policy.

New Certificate Description - The new certificate will be issued:

- on the form of individual flexible premium adjustable life insurance being issued by us on the date this option is elected;
-     on the life of the insured only;
-     for the same risk class or classes as this certificate;
- having the same insurance protection charges which are applicable to flexible premium adjustable life policies having the same date of issue; and
- having a certificate value equal to the certificate value of this certificate on the date the written request for conversion is received in the Home Office.

The new certificate will include any riders which were made a part of this certificate.

If this certificate is converted within 18 months of the date of issue, the face amount of the new certificate will not be less than the initial face amount of this certificate. If the certificate is converted after 18 months from the date of issue because of material change in the investment policy of a sub-account of the Variable Account, the face amount of the new certificate will be the face amount of this certificate on the date of conversion.

The time periods in the suicide and incontestability provisions of the new certificate will expire on the same date as such provisions in this certificate would have expired.

================   IF YOU WANT TO BORROW FROM YOUR CERTIFICATE  ================

This certificate is the only security you need to borrow from it.

AMOUNT YOU MAY BORROW: The total amount you may borrow is the loan value. Except as otherwise provided in the paid-up insurance option, the loan value in the first certificate year is 75% of (a) minus (b) where:

      (a)   is the certificate value minus the surrender charge, and

      (b) is the monthly insurance protection charge and interest which will be due on the loan through the end of the certificate year.

The loan value in the second certificate year and any year after is 90% of the result of the certificate value minus the surrender charge.

If you do not specify from which accounts you want to borrow, we will allocate the loan pro rata.

In order to secure the outstanding loan, we will transfer the certificate value in each sub-account equal to the certificate loan allocated to each sub-account to the Fixed Account.

LOAN INTEREST: You will pay interest on your loan at an annual rate of 8%. Interest accrues daily, and is payable at the end of each certificate year. Any interest that is not paid on time will be added to the loan principal and bear interest at the same rate. If this makes the principal higher than the certificate value in the Fixed Account, we will offset this shortfall by transferring funds from the sub-account to the Fixed Account. We will allocate the transferred amount pro rata among the sub-accounts in the same proportion that the value in each sub-account has to the total value in all of them.

REPAYING THE OUTSTANDING LOAN: You may repay the outstanding loan at any time before this certificate lapses. When you repay it, we will transfer the certificate value that is in the Fixed Account to the various sub-accounts and increase the value in them. You may tell us how to allocate payments, but if you do not, we will allocate them according to the most recent payment allocation choices you have made. Loan repayments made to the Variable Account cannot be higher than the amounts you transferred from it to secure the outstanding loan.

FORECLOSURE: If at any time the amount of the outstanding loan is higher than the certificate value, minus the surrender charge, we will terminate the certificate. We will mail a notice of this termination to the last known address of you and any assignee. If the excess outstanding loan is not paid within 62 days after this notice is mailed, the certificate will terminate with no value. You may reinstate this certificate according to the Reinstatement provision on page 10.

PREFERRED LOAN OPTION: This option is available to you, upon written request, after the first certificate anniversary. It may be revoked by you at any time.

The preferred loan option is available during certificate years 2-10 only if your certificate value, minus the surrender charge, is $50,000 or more. The option applies to up to 10% of this amount. After the 10th year, the preferred loan option is available on all loans or on all or a part of the loan value as you request. The guaranteed annual interest rate credited to the certificate value securing a preferred loan will be 8%.

If you do not elect, or if you revoke, the preferred loan option as to all or a portion of the outstanding debt, the interest rate credited on the outstanding debt, which is not a preferred loan, will be no less than 6%.

============      DETAILS ON SURRENDER AND PARTIAL WITHDRAWALS      ============

SURRENDER: You may cancel this certificate and receive its surrender value as long as the insured is living on the date we receive your written request in our Home Office. The certificate will be canceled on that day. You may choose to receive the surrender value in a lump sum or under a benefit option.

SURRENDER VALUE: Except as otherwise provided in the paid-up insurance option, the surrender value equals the certificate value minus the outstanding loan and surrender charges.

You will find the surrender charge for the initial face amount on page 4. Any changes in this charge when you increase or decrease the face amount will be shown in new specification pages.

PARTIAL WITHDRAWALS: Partial withdrawals are not allowed during the first certificate year or if your certificate is in force as paid-up insurance. After the first certificate year, you may withdraw part of the surrender value on written request. Each withdrawal must be at least $500. We will deduct a 2% withdrawal transaction charge (maximum $25) from the certificate value each time you make a partial withdrawal.

We also may deduct a withdrawal charge from the certificate value. However, a portion of the partial withdrawal will not be subject to the withdrawal charge. This amount equals (a) minus (b), where:

      (a) is 10% of the certificate value on the date we receive the written request at our Principal Office, and

      (b) is the total of the withdrawals (or portions of them) made in the same certificate year which were exempt from the withdrawal charge.

We will charge you on the balance of the withdrawal, called the "excess withdrawal." This charge is calculated by multiplying the excess withdrawal amount by 5%. It never will exceed the surrender charge in effect on the withdrawal date.

Your certificate's surrender change will be reduced by any withdrawal charges. There will be no withdrawal charge if no surrender charge applies to the certificate on the withdrawal date.

The partial withdrawal charge will decrease existing surrender charges in the following order:

-     first, the most recent increase's surrender charge,

- second, the next most recent increase's surrender charges in succession, and

-     last, the initial face amount's surrender charge.

If you elected the Level Death Benefit Option, the face amount and certificate value will be reduced by the amount of the partial withdrawal, and the certificate value will be further reduced by the partial withdrawal transaction and withdrawal charges. The face amount will be decreased in the following order:

-     first, the most recent increase,

-     second, the next most recent increases in succession, and

-     last, the initial face amount.

If you elected the Adjustable Death Benefit Option, the value will be reduced by the amount of the partial withdrawal, plus the partial withdrawal transaction and withdrawal charges.

We will not permit a partial withdrawal if it reduces the face amount to less than $40,000.

If you do not allocate a partial withdrawal and its charges among the Fixed Account and each sub-account, we will allocate that amount pro rata.

POSTPONEMENT OF PAYMENT: We may postpone any transfer from the Variable Account, or payment allocated to the Variable Account of any amount payable on:

-     surrender,
-     partial withdrawal,
-     transfer,
-     certificate loan, or
-     death of the insured

The postponement will continue during any period when:

-     the NYSE is closed for days other than weekends and holidays, or
- the SEC has determined that such an emergency exists that disposal of portfolio securities or valuation of assets is not reasonably practical.

We may also postpone any transfer from the Fixed Account or payment of any portion of the amount payable on surrender, partial withdrawal or certificate loan from the Fixed Account for not more than six months from the day we receive your written request and, if it is required, your certificate. We will pay interest if payment is not mailed or delivered within ten days of the date a valid request is made; however, no interest shall be paid if such interest is less than $25 or the delay in payment is pursuant to New York law. A "valid request" is made when all documentation necessary to complete the transaction is received at the Home Office. The interest rate credited will be the same rate applied to proceeds held by us under Payment Option C. No payment will be deferred to pay premiums on policies with the Company.

================= WHAT YOU SHOULD KNOW ABOUT THE DEATH BENEFIT =================

--------------------------------------------------------------------------------
                            Minimum Sum Insured Table
--------------------------------------------------------------------------------
           Age          Percentage          Age             Percentage
--------------------------------------------------------------------------------
         thru 40           250%              60                130%
           41              243%              61                128%
           42              236%              62                126%
           43              229%              63                124%
           44              222%              64                122%
           45              215%              65                120%
           46              209%              66                119%
           47              203%              67                118%
           48              197%              68                117%
           49              191%              69                116%
           50              185%              70                115%
           51              178%              71                113%
           52              171%              72                111%
           53              164%              73                109%
           54              157%              74                107%
           55              150%          75 thru 90            105%
           56              146%              91                104%
           57              142%              92                103%
           58              138%              93                102%
           59              134%              94                101%
                                             95                100%
--------------------------------------------------------------------------------

NET DEATH BENEFIT: If the insured dies before age 95, we will pay the net death benefit. The amount of the net death benefit depends on which death benefit option is in effect on the date of death. Under the Level Death Benefit Option or the Adjustable Death Benefit Option (which are described later) we will deduct from the death benefit any outstanding loan, rider charges and monthly insurance protection charges due and unpaid through the certificate month in which the insured dies, as well as any partial withdrawals and withdrawal charges.

If the insured dies after age 95 and the paid-up insurance option has not been exercised, we shall pay the certificate value minus any outstanding loan. If the paid-up insurance option is in effect on the date of the insured's death, we will deduct any outstanding loan.

We will pay interest from the date the insured dies to the date the net death benefit is paid. If you choose a lump sum payment, the interest rate will be at least 3% a year, or the minimum rate set by law, whichever is greater. If the Adjustable Death Benefit Option is in effect on the date of the insured's death, we will begin calculating interest on the certificate value portion of the net death benefit on the date we receive a death certificate.

REQUIRED MINIMUM AMOUNT OF DEATH BENEFIT: In order to qualify as "life insurance" under the federal tax law, this certificate must provide a minimum death benefit. This is called the "guideline minimum sum insured" in the tax code. This is calculated by multiplying the certificate value by the percentage shown in the preceding Table. The guideline minimum sum insured varies by age. The amounts shown in the Table are determined according to federal tax law, and will be adjusted according to any changes in that law.

DEATH BENEFIT OPTIONS: You have two options for determining the amount of the death benefit. The option you elected in your application is shown on page 3. These options are not available if the certificate is in force as paid-up insurance.

Under the Level Death Benefit Option, the death benefit is:

-     the face amount, or

-     the guideline minimum sum insured, whichever is greater.

Under the Adjustable Death Benefit Option, the death benefit is:

- the face amount plus the certificate value on the date we receive proof of death (we will refund monthly insurance protection charges deducted from the certificate value after the insured's date of death), or

-     the guideline minimum sum insured, whichever is greater.

You may change the death benefit option by making a written request. That change will be made on the next monthly processing date after we receive your request.

- If you change from the Level Death Benefit Option to the Adjustable Death Benefit Option, the face amount under the Adjustable Death Benefit Option will be equal to the death benefit under the Level Death Benefit Option, minus the certificate value on the date of change.

- If you change from the Adjustable Death Benefit Option to the Level Death Benefit Option, the face amount will be equal to the death benefit under the Adjustable Death Benefit Option on the date of change.

You may not change your death benefit option more than once in any certificate year, or if the change reduces the face amount to less than $40,000.

BENEFIT CHANGE: You may increase or decrease the face amount of insurance if you make a written request during the insured's lifetime. You may not change the face amount if it does not meet the minimum death benefit requirement set by federal tax law.

Increase: To increase the face amount:

- you must complete our application and provide us with evidence of insurability; and

-     the insured must be under our maximum issue age for new insurance; and

-     the insured must be approved by us according to our underwriting rules;
      and

- you must pay a $40 transaction charge, plus the amount which is necessary to keep the certificate in force for two months if the surrender value is less than this amount.

This increased face amount will become effective on the first monthly processing date on, or following, the date that all the conditions are met. You must pay a $40 transaction charge if the insured is age 10 or older. We will deduct the $40 transaction charge from the certificate value on the effective date of increase. We will provide you new specification pages, including a Supplemental Insurance Protection Charge Table if the insured's underwriting class changes. These pages will include the following information:

-     effective date of the increase

-     amount of the increase,

-     underwriting class,

-     new minimum monthly payment,

-     new guideline premiums, and

-     new surrender charges applicable to the entire certificate.

We reserve the right to set a limit on the minimum amount of an increase in the face amount. No increase may be less than our minimum limit in effect on the date we receive your request.

You may return the new specification pages to us within ten days after receiving them, 45 days after you complete the "Application Form" which shows the amount of the increase, or ten days after we mail you the Notice of Withdrawal Right. If you return these pages, we will consider the increase void from the beginning. We will add the charges back to the contract value unless you request otherwise. We will also cancel any surrender charge for the increase.

DECREASE: You may decrease the face amount of the certificate at any time. It will be effective on the first monthly processing date after we receive your written request.

The face amount will be decreased or eliminated in the following order:

-     first, the most recent increase,

-     second, the next most recent increases successively, and

-     last, the initial face amount.

You may choose the sub-account from which these charges will be deducted; but if you do not choose, we will allocate the charges pro rata.

We will provide you with new specification pages. These pages will include the following information:

-     effective date of the decrease,

-     amount of the decrease and the face amount remaining in force,

-     new minimum monthly payment, if any,

-     new guideline premiums, and

-     new surrender charges applicable to the entire certificate.

You may not decrease the face amount to less than our minimum issue limit for this type of certificate. We reserve the right to establish a minimum limit on the amount of any decrease.

============================PAID-UP INSURANCE OPTION============================

Benefit: This is insurance, usually having a reduced face amount for the lifetime of the insured with no further premiums due. The amount of paid-up insurance is the amount that the surrender value can purchase for a net single premium at the insured's age and underwriting class on the date this option is exercised. The paid-up insurance death benefit may not exceed the death benefit in effect on the date this option is exercised. In the event that the surrender value exceeds the net single premium for the death benefit on the date this option is exercised, the excess surrender value will be paid to you.

BASIS OF VALUES: The certificate value and net single premium of the paid-up insurance meet the minimum standards which are set by state law. The net single premium is based on the Commissioners 1980 Standard Ordinary Mortality Table, Smoker or Non-Smoker; Male, Female (or appropriate increases in such tables for non-standard risks). Interest will not be less than 41/2%. See page 6 for the table showing the guaranteed net single premiums per $1,000 of insurance.

EXERCISE OF OPTION: The paid-up insurance option may be exercised by you on written request. Certificate value in the Variable Account will be transferred to the Fixed Account on the date your written request to exercise this option is received in our Principal Office. We will issue supplemental specification pages that show the certificate is paid up effective as of the monthly payment date following receipt of the written request.

The supplemental specification pages will show:

-     the effective date of paid-up insurance,

-     the paid-up death benefit,

-     guaranteed cash surrender values, and

-     riders.

EFFECT ON THE CERTIFICATE: After the certificate becomes paid up, no further payments may be made by you. You may not increase or decrease the face amount. You may not make partial withdrawals or transfer funds to the Variable Account; however, you may make certificate loans or surrender the certificate for its net cash value. Riders will continue only with our consent.

The guaranteed cash value of the paid-up insurance equals the net single premium for the paid-up insurance at the insured's attained age. The net single premium is determined on the same basis as is used for the purchase price of the paid-up insurance. The net cash value is the cash value less any outstanding loan. The loan value of paid-up insurance is the amount that, with interest at 8% per year, equals the cash value of the paid-up certificate as of the next certificate anniversary.

==========================    HOW BENEFITS ARE PAID   ==========================

BENEFIT OPTIONS: If you request it in writing, you may choose one of the following options for receiving the surrender value or the net death benefit. We will give the beneficiary a certificate describing the benefit option you selected. If you make no choice, we will pay the benefits in a single lump sum.

If you choose a benefit option, the beneficiary may, when filing a proof of claim, pay us any amount that otherwise would be deducted from the proceeds.

You may choose one of the following options. We will pay all the benefits from the Fixed Account. Benefits may not be allocated to the Variable Account. The amounts payable under these options, for each $1,000 applied, will be:

      (a) the rate per $1,000 of benefit based on our non-guaranteed current benefit option rates for this class of policies, or

      (b) the rate in this certificate for the applicable benefit option, WHICHEVER IS GREATER.

OPTION A: BENEFITS FOR A SPECIFIED NUMBER OF YEARS (TABLE A). We will make equal payments for any selected number of years up to 30 years. These payments may be made annually, semi-annually, quarterly or monthly, whichever you choose.

OPTION B: LIFETIME MONTHLY BENEFIT (TABLE B). Benefits are based on the age and sex of the person who gets the money (called the payee) on the date the first payment will be made. One of three choices may be made. Depending on the choice, benefits will stop:

-     when the payee dies with no further benefits due (Life Annuity), OR

- when the payee dies but not before the total benefit made by us first equals the amount applied under this option (Life Annuity with Installment Refund), OR

- when the payee dies but not before a selected period (5, 10 or 20 years) has elapsed from the date of the first payment (Life Annuity with Period Certain).

OPTION C: INTEREST BENEFITS. We will pay interest at a rate, which we determine each year, but not less than 3%. We will make payments annually, semi-annually, quarterly, or monthly, whichever is preferred. These benefits will stop when the amount left has been withdrawn; but if the payee dies, any unpaid balance plus accrued interest will be paid in a lump sum.

OPTION D: BENEFITS FOR A SPECIFIED AMOUNT. Interest will be credited to the unpaid balance, and we will make payments until the unpaid balance is gone.

We will credit interest at a rate, which we determine each year, of not less than 3%. We will make payments annually, semi-annually, quarterly, or monthly, whichever is preferred. The benefit level chosen must provide for an annual benefit of at least 8% of the amount applied.

OPTION E: LIFETIME MONTHLY BENEFITS FOR TWO PAYEES (TABLE E). One of three choices may be selected. After one payee dies, the benefits to the survivor will be:

-     the same as the original amount, OR

-     in an amount equal to 2/3 of the original amount, OR

-     in an amount equal to 1/2 of the original amount.

Benefits are based on the payees' ages on the date the first payment is due, and will end when the second payee dies.

SELECTING BENEFIT OPTIONS: The amount of benefit we apply under any one option for any one payee must be at least $5,000, and the periodic payment for any one payee must be at least $50.

You may change any option you select before the net death benefit is paid, subject to the Owner and Beneficiary provisions (see page 9), but if you make no selection, the beneficiary may choose an option when the benefits become payable.

If the amount of monthly income benefits under Option B(3) for the attained age of the payee is the same for different periods certain, the payee will be entitled to the longest period certain for the payee's age and amount.

You may give the beneficiary the right to change from Option C or D to any other option at any time. If Option C or D is chosen by the payee when this certificate becomes a claim, the payee may reserve the right to change to any other option. The payee who elects to change options must be the payee under the option selected.

ADDITIONAL DEPOSITS: An additional deposit, which we may limit, may be added to any proceeds when they are applied under Option B and E. We may levy a charge of no more than 3% on any additional deposits.

RIGHTS AND LIMITATIONS: A payee has no right to assign any amount payable under any option, nor to demand a lump sum benefit in place of any amount payable under Options B or E. A payee will have the right to receive a lump sum in place of installments under Option A only if he or she asks to reserve that right in the written request selecting the option.

If the right to receive a lump sum is exercised, we will figure the lump sum benefit at the same interest rates used to calculate the installments. The amount left under Option C, and any unpaid balance under Option D, may be withdrawn only as noted in the written request selecting the option.

A corporate or fiduciary payee may select only Option A, C or D subject to our approval.

BENEFIT DATES: The first payments under any option, except Option C, will be due on the date this certificate matures, by death or otherwise, unless another date is designated. Benefits under Option C begin at the end of the first benefit period.

The last payment under any option will be made as stated in the option's description. However, if a payee under Options B or E dies before the due date of the second monthly payment, the amount applied, minus the first monthly payment, will be paid in a lump sum or under any option other than Option E. This payment will be made to the surviving payee under Option E or the succeeding payee under Option B.

BENEFIT RATES: The Benefit Option Tables show benefit amounts for Option A, B and E. We will use the following basis for making periodic payments. If you choose one of these options, either within five years of the date of surrender or the date the proceeds are otherwise payable, we will apply either the benefit listed in the Tables, or the rates we use on the date the proceeds are paid, whichever is more favorable. Benefits that begin more than five years after that date, or as a result of additional deposits, will be based on the rates we use on the date the first benefit is due.

=========================        BENEFIT OPTIONS       =========================

                                      ==============================================
                                                           SEMI-    QUAR-
                                        YEARS  ANNUAL     ANNUAL    TERLY    MONTHLY
                                      ----------------------------------------------
                                          1   1000.00     504.30    253.23    84.65
                                          2    508.60     256.49    128.79    43.05
                                          3    344.86     173.91     87.33    29.19
                                          4    263.04     132.65     66.61    22.27
                                          5    213.99     107.92     54.19    18.12

                                          6    181.32      91.44     43.92    15.35
                                          7    158.01      79.69     40.01    13.38
                                          8    140.56      70.88     35.59    11.90
                                          9    127.00      64.05     32.16    10.75
                                         10    116.18      58.59     29.42    9.83

                TABLE A                  11    107.34      54.13     27.18    9.09
                                         12     99.98      50.42     25.32    8.46
PAYMENTS FOR SPECIFIED NUMBER OF YEARS   13     93.78      47.29     23.75    7.94
                                         14     88.47      44.62     22.40    7.49
      PAYMENTS PER $1,000 APPLIED        15     83.89      42.31     21.24    7.10

  BASED ON INTEREST AT 3 1/2% PER YEAR.  16     79.89      40.29     20.23    6.76
                                         17     76.37      38.51     19.34    6.47
                                         18     73.25      36.94     18.55    6.20
                                         19     70.47      35.54     17.85    5.97
                                         20     67.98      34.28     17.22    5.75

                                         21     65.74      33.15     16.65    5.56
                                         22     63.70      32.13     16.13    5.39
                                         23     61.85      31.19     15.66    5.24
                                         24     60.17      30.34     15.24    5.09
                                         25     58.62      29.56     14.85    4.96

                                         26     57.20      28.85     14.49    4.84
                                         27     55.90      28.19     14.15    4.73
                                         28     54.69      27.58     13.85    4.63
                                         29     53.57      27.02     13.57    4.53
                                         30     52.53      26.49     13.30    4.45
                                      ==============================================

=========================        BENEFIT OPTIONS       =========================

                               TABLE B MALE PAYEE
                       MONTHLY PAYMENTS PER $1,000 APPLIED
                      BASED ON INTEREST AT 3 1/2% PER YEAR
--------------------------------------------------------------------------------
         OPTION B     OPTION B                OPTION B
           (1)          (2)                     (3)
                                 -----------------------------------------------
                                          Life Annuity With
--------------------------------------------------------------------------------
                      Instal.
          Life        Refund       5 Years    10 Years    20 Years
  Age    Annuity      Annuity      Certain     Certain     Certain
--------------------------------------------------------------------------------
  0-5     3.13         3.12         3.13        3.13        3.13
   6      3.14         3.13         3.14        3.14        3.14
   7      3.15         3.14         3.15        3.15        3.15
   8      3.16         3.15         3.16        3.16        3.15
   9      3.17         3.16         3.17        3.17        3.17
  10      3.18         3.17         3.18        3.18        3.16

  11
  11      3.19         3.18         3.19        3.19        3.19
  12      3.21         3.19         3.21        3.20        3.20
  13      3.22         3.21         3.22        3.22        3.21
  14      3.23         3.22         3.23        3.23        3.22
  15      3.24         3.23         3.24        3.24        3.24


  16      3.26         3.25         3.26        3.26        3.25
  17      3.27         3.26         3.27        3.27        3.26
  18      3.29         3.27         3.29        3.28        3.28
  19      3.30         3.29         3.30        3.30        3.29
  20      3.32         3.30         3.32        3.32        3.31


  21      3.34         3.32         3.34        3.33        3.33
  22      3.35         3.34         3.35        3.35        3.34
  23      3.37         3.36         3.37        3.37        3.36
  24      3.39         3.37         3.39        3.39        3.38
  25      3.41         3.39         3.41        3.41        3.40


  26      3.43         3.41         3.43        3.43        3.42
  27      3.46         3.43         3.45        3.45        3.44
  28      3.48         3.46         3.48        3.47        3.46
  29      3.50         3.48         3.50        3.50        3.49
  30      3.53         3.50         3.53        3.52        3.51


  31      3.55         3.53         3.55        3.55        3.54
  32      3.58         3.55         3.58        3.58        3.56
  33      3.61         3.58         3.61        3.61        3.59
  34      4.64         3.61         4.64        4.64        3.62
  35      3.67         3.64         3.67        3.67        3.65


  36      3.71         3.67         3.71        3.70        3.68
  37      3.74         3.70         3.74        3.74        3.71
  38      3.78         3.73         3.78        3.77        3.74
  39      3.82         3.77         3.82        3.81        3.78
  40      3.86         3.80         3.86        3.85        3.81

  41      3.91         3.84         3.90        3.89        3.85
  42      3.95         3.88         3.95        3.94        3.89
  43      4.00         3.92         4.00        3.98        3.93
  44      4.05         3.96         4.05        4.03        3.97
  45      4.10         4.01         4.10        4.08        4.01

--------------------------------------------------------------------------------
        OPTION B     OPTION B                 OPTION B
          (1)          (2)                      (3)
                                 -----------------------------------------------
                                          Life Annuity With
--------------------------------------------------------------------------------
                      Instal.
          Life        Refund       5 Years    10 Years  20 Years
 Age     Annuity      Annuity      Certain     Certain   Certain
--------------------------------------------------------------------------------
  46       4.16         4.05        4.15        4.13       4.06
  47       4.22         4.10        4.21        4.19       4.11
  48       4.28         4.15        4.27        4.25       4.15
  49       4.34         4.21        4.33        4.31       4.20
  50       4.41         4.26        4.40        4.37       4.25


  51       4.48         4.32        4.47        4.43       4.31
  52       4.55         4.38        4.54        4.50       4.36
  53       4.63         4.45        4.61        4.58       4.42
  54       4.71         4.51        4.69        4.65       4.48
  55       4.80         4.58        4.78        4.73       4.54


  56       4.89         4.66        4.87        4.82       4.60
  57       4.98         4.74        4.96        4.91       4.66
  58       5.09         4.82        5.07        5.00       4.72
  59       5.20         4.90        5.17        5.10       4.78
  60       5.32         4.99        5.29        5.20       4.85


  61       5.44         5.09        5.41        5.31       4.91
  62       5.58         5.19        5.54        5.43       4.97
  63       5.72         5.29        5.68        5.55       5.04
  64       5.87         5.40        5.83        5.67       5.10
  65       6.04         5.52        5.98        5.81       5.16


  66       6.22         5.64        6.15        5.94       5.22
  67       6.40         5.77        6.32        6.09       5.27
  68       6.60         5.91        6.51        6.24       5.33
  69       6.82         6.05        6.71        6.39       5.38
  70       7.05         6.20        6.92        6.55       5.42


  71       7.29         6.36        7.14        6.71       5.47
  72       7.55         6.52        7.37        6.87       5.50
  73       7.82         6.70        7.61        7.04       5.54
  74       8.12         6.88        7.87        7.21       5.57
  75       8.43         7.07        8.14        7.38       5.60


  76       8.77         7.27        8.42        7.56       5.63
  77       9.13         7.49        8.72        7.73       5.65
  78       9.52         7.71        9.03        7.89       5.67
  79       9.94         7.94        9.36        8.06       5.68
  80      10.38         8.19        9.69        8.22       5.70

--------------------------------------------------------------------------------
                    Rates for ages 81 and over are
                    the same as those for age 80.
--------------------------------------------------------------------------------

=========================        BENEFIT OPTIONS       =========================

                              TABLE B FEMALE PAYEE
                       MONTHLY PAYMENTS PER $1,000 APPLIED
                      BASED ON INTEREST AT 3 1/2% PER YEAR

--------------------------------------------------------------------------------
        OPTION B      OPTION B                 OPTION B
          (1)           (2)                      (3)
                                 -----------------------------------------------
                                          Life Annuity With
--------------------------------------------------------------------------------
                      Instal.
          Life        Refund       5 Years    10 Years    20 Years
  Age    Annuity      Annuity      Certain     Certain     Certain
--------------------------------------------------------------------------------
  0-5     3.07         3.07         3.07        3.07        3.07
   6      3.08         3.07         3.08        3.08        3.08
   7      3.09         3.08         3.09        3.09        3.08
   8      3.09         3.09         3.09        3.09        3.09
   9      3.10         3.10         3.10        3.10        3.10
  10      3.11         3.11         3.11        3.11        3.11


  11      3.12         3.12         3.12        3.12        3.12
  12      3.13         3.12         3.13        3.13        3.13
  13      3.14         3.13         3.14        3.14        3.14
  14      3.15         3.14         3.15        3.15        3.15
  15      3.16         3.15         3.16        3.16        3.16


  16      3.17         3.17         3.17        3.17        3.17
  17      3.18         3.18         3.18        3.18        3.18
  18      3.20         3.19         3.19        3.19        3.19
  19      3.21         3.20         3.21        3.21        3.20
  20      3.22         3.21         3.22        3.22        3.22


  21      3.23         3.23         3.23        3.23        3.23
  22      3.25         3.24         3.25        3.25        3.24
  23      3.26         3.25         3.26        3.26        3.26
  24      3.28         3.27         3.28        3.28        3.27
  25      3.29         3.28         3.29        3.29        3.29


  26      3.31         3.30         3.31        3.31        3.30
  27      3.33         3.32         3.33        3.32        3.32
  28      3.34         3.33         3.34        3.34        3.34
  29      3.36         3.35         3.36        3.36        3.36
  30      3.38         3.37         3.38        3.38        3.37


  31      3.40         3.39         3.40        3.40        3.39
  32      3.42         3.41         3.42        3.42        3.42
  33      3.45         3.43         3.45        3.44        3.44
  34      3.47         3.45         3.47        3.47        3.46
  35      3.50         3.48         3.49        3.49        3.48


  36      3.52         3.50         3.52        3.52        3.51
  37      3.55         3.53         3.55        3.54        3.53
  38      3.58         3.55         3.58        3.57        3.56
  39      3.61         3.58         3.61        3.60        3.59
  40      3.64         3.61         3.64        3.63        3.62

  41      3.67         3.64         3.67        3.67        3.65
  42      3.70         3.67         3.70        3.70        3.68
  43      3.74         3.70         3.74        3.73        3.71
  44      3.78         3.74         3.78        3.77        3.75
  45      3.82         3.78         3.82        3.81        3.78

--------------------------------------------------------------------------------
            OPTION B      OPTION B               OPTION B
              (1)           (2)                    (3)
                                 -----------------------------------------------
                                             Life Annuity With
--------------------------------------------------------------------------------
                          Instal.
              Life        Refund     5 Years    10 Years   20 Years
    Age     Annuity       Annuity    Certain     Certain    Certain
--------------------------------------------------------------------------------
     46       3.86         3.81        3.86        3.85       3.82
     47       3.90         3.85        3.90        3.90       3.86
     48       3.95         3.89        3.95        3.94       3.90
     49       4.00         3.94        4.00        3.99       3.94
     50       4.05         3.98        4.05        4.04       3.99


     51       4.11         4.03        4.10        4.09       4.04
     52       4.16         4.08        4.16        4.14       4.08
     53       4.22         4.13        4.22        4.20       4.13
     54       4.29         4.19        4.28        4.26       4.19
     55       4.35         4.25        4.35        4.33       4.24


     56       4.42         4.31        4.42        4.40       4.30
     57       4.50         4.37        4.39        4.47       4.36
     58       4.58         4.44        4.57        4.54       4.42
     59       4.66         4.51        4.65        4.62       4.48
     60       4.75         4.58        4.74        4.71       4.54


     61       4.85         4.66        4.84        4.79       4.61
     62       4.95         4.75        4.94        4.89       4.67
     63       5.06         4.83        5.04        4.99       4.74
     64       5.18         4.93        5.16        5.09       4.81
     65       5.30         5.02        5.28        5.20       4.88


     66       5.43         5.13        5.40        5.32       4.95
     67       5.57         5.23        5.54        5.44       5.02
     68       5.72         5.35        5.69        5.57       5.09
     69       5.88         5.47        5.84        5.71       5.15
     70       6.06         5.60        6.01        5.86       5.22


     71       6.25         5.74        6.19        6.01       5.28
     72       6.45         5.88        6.38        6.17       5.34
     73       6.67         6.03        6.59        6.33       5.39
     74       6.91         6.20        6.81        6.51       5.44
     75       7.17         6.37        7.05        6.69       5.49


     76       7.45         6.55        7.30        6.87       5.53
     77       7.74         6.74        7.57        7.06       5.86
     78       8.07         6.95        7.85        7.25       5.60
     79       8.41         7.16        8.15        7.44       5.62
     80       8.79         7.39        8.47        7.64       5.65

--------------------------------------------------------------------------------
                        Rates for ages 81 and over are
                        the same as those for age 80.
--------------------------------------------------------------------------------

=========================        BENEFIT OPTIONS       =========================

                                   TABLE E(1)
                       MONTHLY PAYMENTS PER $1,000 APPLIED
                                JOINT & SURVIVOR
                      BASED ON INTEREST AT 3 1/2% PER YEAR
                                    MALE AGE

--------------------------------------------------------------------------------
                  50        55        60        65        70        75      80
--------------------------------------------------------------------------------
        50       3.70      3.77      3.82      3.86      3.89      3.91    3.93
F                                                                  .
E       55       3.82      3.92      4.01      4.08      4.14      4.17    4.20
M
A       60       3.93      4.08      4.22      4.34      4.43      4.50    4.54
L
E       65       4.03      4.23      4.43      4.61      4.77      4.90    4.98

A       70       4.11      4.35      4.62      4.90      5.16      5.38    5.54
G
E       75       4.17      4.45      4.79      5.17      5.56      5.92    6.23

        80       4.21      4.53      4.92      5.39      5.92      6.48    7.00
--------------------------------------------------------------------------------

                                   TABLE E(2)
                   INITIAL MONTHLY PAYMENTS PER $1,000 APPLIED
                              JOINT & 2/3 SURVIVOR
                      BASED ON INTEREST AT 3 1/2% PER YEAR
                                    MALE AGE

--------------------------------------------------------------------------------
                  50        55        60        65        70        75      80
--------------------------------------------------------------------------------
        50       4.03      4.16      4.31      4.47      4.65      4.83    5.02
F
E       55       4.18      4.33      4.50      4.69      4.89      5.10    5.32
M
A       60       4.34      4.52      4.72      4.95      5.19      5.44    5.69
L
E       65       4.52      4.73      4.98      5.25      5.55      5.87    6.18

A       70       4.72      4.97      5.27      5.61      5.99      6.39    6.79
G
E       75       4.95      5.24      5.59      6.02      6.50      7.03    7.57

        80       5.19      5.52      5.94      6.45      7.07      7.76    8.50
--------------------------------------------------------------------------------

                                   TABLE E(3)
                   INITIAL MONTHLY PAYMENTS PER $1,000 APPLIED
                              JOINT & 1/2 SURVIVOR
                      BASED ON INTEREST AT 3 1/2% PER YEAR
                                    MALE AGE

--------------------------------------------------------------------------------
                  50        55        60        65        70        75      80
--------------------------------------------------------------------------------
        50       4.22      4.39      4.60      4.85      5.14      5.47    5.83
F
E       55       4.38      4.56      4.79      5.06      5.38      5.74    6.13
M
A       60       4.57      4.77      5.02      5.32      5.68      6.08    6.52
L
E       65       4.81      5.03      5.31      5.65      6.05      6.51    7.02

A       70       5.10      5.35      5.66      6.05      6.52      7.05    7.65
G
E       75       5.46      5.75      6.10      6.56      7.11      7.75    8.48

        80       5.87      6.21      6.63      7.16      7.82      8.61    9.52
--------------------------------------------------------------------------------

         Payment rates for combinations of ages not shown may be obtained from the Company upon request.

SUMMARY:

Flexible Premium Variable Life Insurance Certificate
Adjustable Death Benefit
Death Proceeds Payable at Death of Insured Prior to Final Payment Date Flexible Premiums Payable to the Final Payment Date
Coverage to the Final Payment Date and Amount of Certificate Value Not
  Guaranteed
Nonparticipating